Exhibit 99.1

Icahn Enterprises L.P. Confirms Arrangements with Brett Icahn and David Schechter

NEW YORK, August 1, 2016 -- In response to various inquiries, Icahn Enterprises L.P. (NASDAQ: IEP) today confirmed that the co-manager agreements with Brett Icahn and David Schechter, co-managers of the Sargon Portfolio, expired on July 31, 2016 in accordance and in full compliance with their terms and conditions.

Carl C. Icahn, Chairman of Icahn Enterprises, stated: “For the past seven years, Brett, David and I have maintained an extremely successful and mutually beneficial portfolio management arrangement.”

It is anticipated that the co-managers will again manage a new portfolio of investments for Icahn Enterprises under new co-manager agreements in the future, the terms of which are being actively negotiated by Carl C. Icahn, Brett Icahn and David Schechter. The new co-manager arrangements have not been finalized as of this time primarily because of the shared opinion of Carl C. Icahn, Brett Icahn and David Schechter that current market valuations do not provide an opportune time to embark on large new investments. While we believe that an agreement will be reached shortly, there can be no assurance that the new co-manager agreements will be finalized by a certain time or at all.

In the interim, as discussions continue and market conditions evolve, both Brett Icahn and David Schechter have entered into consulting agreements with Icahn Enterprises under which they will exclusively provide Carl C. Icahn investment advice with respect to his investment strategy for the Investment segment and with respect to capital allocation across Icahn Enterprises’ various operating subsidiaries.

Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries, and Icahn Enterprises’ entry into new co-manager agreements with Brett Icahn and David Schechter. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Investor Contacts:

SungHwan Cho, Chief Financial Officer

Peter Reck, Chief Accounting Officer

(212) 702-4300